SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Com Only (as permitted by Rule 14a.6)

[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File:

JESÚS R. SÁNCHEZ COLÓN, DMD
#4 Baldorioty Street, Caguas, PR 00725

October 7, 2002

     Fellow shareholder dentists of Triple-S:

     As you know, the Special Shareholders Meeting of Triple-S Management Corporation, to be held on Sunday, October 13, 2002, is coming up. The purpose of this letter is to explain why it is of vital importance to the dental community the affirmative participation of every one of you.

     At said Meeting, because it is a special meeting, only two matters will be considered, which have been requested by us, the shareholders of Triple-S Management.

     First, change the Articles of Incorporation and the By-laws so that the shares that we own may be inherited in a different manner. At present, only the children who are physicians or dentists of shareholders may inherit the shares. With the proposed change, the shares may be bequeathed to the spouse or to any heir, even if they are not physicians or dentists.

     Second, the creation of more shares to be sold. At present, Triple-S is the only one that allows our participation at the meetings (if we are shareholders). This participation is vital in order to communicate our point of view, and in order to make our opinion count with our vote.

     These two proposals attend to two different needs, the first one assures the bequest from those who originally became shareholders, and the second one opens the door so that with new blood we may become a more active and a better represented professional class in Triple-S.

     The meeting will take place in order to approve the necessary changes to the Articles of Incorporation and the By-laws in order to implement these amendments.

     Said amendments were requested by a majority of shareholders in April 2001, and it is important that you know that the Executive Committee of our College, in 2001 as well as in 2002, agrees with these proposals.

     The difficult part is that pursuant to the provisions of the regulation we need an affirmative vote of 75% of the shares issued and outstanding in order to approve these changes, which is why it is important that we all vote.

     If you have any questions, I am available at (787) 744-2095, or at (787) 743-5767 (my office). If you would like me to represent your vote, send your Proxy by fax at (787) 744-2095. You can also send it to (787) 749-4191.

     I hope you understand how important the approval of these changes is to our profession. I count on your participation.

Your friend,

Jesús R. Sánchez Colón, DMD